                                                                   EXHIBIT 10.51

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, EXCHANGED, HYPOTHECATED OR TRANSFERRED IN ANY MANNER EXCEPT PURSUANT TO A REGISTRATION OR AN EXEMPTION FROM SUCH REGISTRATION.


                                PURCHASE WARRANT

                                   Issued to:

                        Fidelity National Financial, Inc.

                             Exercisable to Purchase

                         713,000 Shares of Common Stock

                                       of

                  FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.



                          Void after September 24, 2006

        This is to certify that, for the value described herein and subject to the terms and conditions set forth below, the Warrantholder (hereinafter defined) is entitled to purchase, and the Company (hereinafter defined) promises and agrees to sell and issue to the Warrantholder, at any time on or after September 24, 2001 and on or before September 24, 2006, up to 713,000 shares of the Company's common stock at the Exercise Price (hereinafter defined).

        This Warrant Certificate is issued subject to the following terms and conditions:

        1. Definitions of Certain Terms. Except as may be otherwise clearly required by the context, the following terms have the following meanings:

        (a) "Cashless Exercise" means a partial exercise of the Warrants in which, as payment of the Exercise Price thereof, the Warrantholder surrenders for cancellation by the Company a portion of the Warrants not being exercised that have a fair value (as hereinafter defined) equal to the aggregate Exercise Price of the Shares being acquired on such Cashless Exercise. For purposes hereof, the "fair value" of any Warrants surrendered for cancellation in a Cashless Exercise shall be determined by (i) multiplying the number of the Shares that would otherwise be purchasable if those surrendered Warrants were then being exercised by the closing sale price for one share of Common Stock as of the date of such exercise, as reported by the Nasdaq National Market and (ii) subtracting from the product thereof the Exercise Price of those Shares. A Holder may only elect a Cashless Exercise if the Securities issuable by the Company on such exercise are publicly traded securities.

        (b) "Closing Date" means the date on which the Offering is closed.

        (c) "Commission" means the Securities and Exchange Commission.

        (d) "Common Stock" means the common stock, $0.001 par value, of the Company.

        (e) "Company" means Fidelity National Information Solutions, Inc., a Delaware corporation (Nasdaq: FNIS).

        (f) "Company's Expenses" means any and all expenses payable by the Company or the Warrantholder in connection with an offering described in Section 6 hereof, except Warrantholder's Expenses.

        (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended

        (h) "Exercise Price" means the price at which the Warrantholder may purchase one Share upon exercise of Warrants as determined from time to time pursuant to the provisions hereof. The initial Exercise Price is $10.00 per Share.

        (i) "Participating Underwriter" means any underwriter participating in the sale of the Securities pursuant to a registration under Section 6 of this Warrant.

        (j) "Registrable Securities" means the Shares and any shares of capital stock issued or issuable from time to time (with any adjustments) in exchange for or otherwise with respect to the Shares.

        (k) "Registration Period" means the period beginning on the date hereof and ending upon the latest to occur of:

     -    the third anniversary of the date upon which this Warrant expires;

     -    the date as of which no Warrantholder holds any Shares; and

     - the date upon which all of the shares become salable without registration with the Commission pursuant to Rule 144(k) promulgated under the Securities Act.

        (l) "Registration Statement" means a Registration Statement of the Company filed under the Securities Act.

        (m) "Rules and Regulations" means the rules and regulations of the Commission adopted under the Securities Act.

        (n)    "Securities Act" means the Securities Act of 1933, as amended.

        (o) "Share" or "Shares" refers to one or more shares of Common Stock issuable on exercise of the Warrant.

        (p) "Warrantholder" means a record holder of the Warrant or Securities. The initial Warrantholder is Fidelity National Financial, Inc.

        (q) "Warrantholder's Expenses" means the sum of (i) the aggregate amount of cash payments made to an underwriter, underwriting syndicate, or agent in connection with an offering described in Section 6 hereof multiplied by a fraction the numerator of which is the aggregate sales price of the Registrable Securities sold by such underwriter, underwriting syndicate, or agent in such offering and the denominator of which is the aggregate sales price of all of the Company securities sold by such underwriter, underwriting syndicate, or agent in such offering and (ii) all out-of-pocket expenses of the Warrantholder, except for the fees and disbursements of one firm retained as legal counsel for the Warrantholder that will be paid by the Company.

        (r) "Warrant" means the warrant evidenced by this certificate or any certificate obtained upon transfer or partial exercise of the Warrant evidenced by any such certificate.

        2. Exercise of Warrants. All or any part of the Warrant may be exercised commencing on the Effective Date and ending at 5 p.m. Pacific Time on the fifth anniversary of the Effective Date by surrendering the Warrant, together with appropriate instructions, duly executed by the Warrantholder or by its duly authorized attorney, at the office of the Company, 4050 Calle Real, Santa Barbara, California 93110, Attention: President, or at such other office or agency as the Company may designate. The date on which such instructions are received by the Company shall be the date of exercise. If the Warrantholder has elected a Cashless Exercise, such instructions shall so state. Upon receipt of notice of exercise, the Company shall immediately instruct its transfer agent to prepare certificates for the Securities to be received by the Warrantholder upon completion of the Warrant exercise. When such certificates are prepared, the Company shall notify the Warrantholder and deliver such certificates to the Warrantholder or in accordance with the Warrantholder's instructions immediately upon payment in full by the Warrantholder, in lawful money of the United States, of the Exercise Price payable with respect to the Securities being purchased, if any. If the Warrantholder shall provide the Company with an opinion of counsel to the effect that such legend is not required, such certificates shall not bear a legend with respect to the Securities Act.

        If fewer than all the Securities purchasable under the Warrant are purchased, the Company will, upon such partial exercise, execute and deliver to the Warrantholder a new Warrant Certificate (dated the date hereof), in form and tenor similar to this Warrant Certificate, evidencing that portion of the Warrant not exercised. The Securities to be obtained on exercise of the Warrant will be deemed to have been issued, and any person exercising the Warrants will be deemed to have become a holder of record of those Securities, as of the date of the payment of the Exercise Price.

        3. Adjustments in Certain Events. The number, class, and price of the Securities for which this Warrant is exercisable are subject to adjustment from time to time upon the happening of certain events as follows:

        (a) If the outstanding shares of the Company's Common Stock are divided into a greater number of shares or a dividend in stock is paid on the Common Stock, the number of Shares for which the Warrant is then exercisable will be proportionately increased and the Exercise Price will be proportionately reduced; and, conversely, if the outstanding shares of Common Stock are combined into a smaller number of shares of Common Stock, the number of Shares for which the Warrant is then exercisable will be proportionately reduced and the Exercise Price will be proportionately increased. The increases and reductions provided for in this subsection 3(a) will be made with the intent and, as nearly as practicable, the effect that neither the percentage of the total equity of the Company obtainable on exercise of the Warrants nor the price payable for such percentage upon such exercise will be affected by any event described in this subsection 3(a).

        (b) In case of any change in the Common Stock through merger, consolidation, reclassification, reorganization, partial or complete liquidation, purchase of substantially all the assets of the Company, or other change in the capital structure of the Company, then, as a condition of such change, lawful and adequate provision will be made so that the holder of this Warrant Certificate will have the right thereafter to receive upon the exercise of the Warrant the kind and amount of shares of stock or other securities or property to which he would have been entitled if, immediately prior to such event, he had held the number of Shares obtainable upon the exercise of the Warrant. In any such case, appropriate adjustment will be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Warrantholder, to the end that the provisions set forth herein will thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrant. The Company will not permit any change in its capital structure to occur unless the issuer of the shares of stock or other securities to be received by the holder of this Warrant Certificate, if not the Company, agrees to be bound by and comply with the provisions of this Warrant Certificate.

        (c) When any adjustment is required to be made in the number of Shares or other securities or property purchasable upon exercise of the Warrant, the Company will promptly determine the new number of such Shares or other securities or property purchasable upon exercise of the Warrant and (i) prepare and retain on file a statement describing in reasonable detail the method used in arriving at the new number of such Shares or other securities or property purchasable upon exercise of the Warrant and (ii) cause a copy of such statement to be mailed to the Warrantholder within thirty (30) days after the date of the event giving rise to the adjustment.

        (d) No fractional shares of Common Stock or other securities will be issued in connection with the exercise of the Warrant, but the Company will pay, in lieu of fractional shares, a cash payment therefor on the basis of the mean between the bid and asked prices of the Common Stock in the over-the-counter market or the closing price on a national securities exchange on the day immediately prior to exercise.

        (e) If securities of the Company or securities of any subsidiary of the Company are distributed pro rata to holders of Common Stock, such number of such securities will be distributed to the Warrantholder or his assignee upon exercise of this Warrant as the Warrantholder or assignee would have been entitled to if the portion of the Warrant evidenced by this Warrant Certificate had been exercised prior to the record date for such distribution. The provisions with respect to adjustment of the Common Stock provided in this
Section 3 will also apply to the securities to which the Warrantholder or his assignee is entitled under this subsection 3(e).

        (f) Notwithstanding anything herein to the contrary, there will be no adjustment made hereunder on account of the sale of the Shares or other Securities purchasable upon exercise of the Warrant.

        4. Reservation of Securities. The Company agrees that the number of shares of Common Stock or other Securities sufficient to provide for the exercise of the Warrant upon the basis set forth above will at all times during the term of the Warrant be reserved for exercise.

        5. Validity of Securities. All Securities delivered upon the exercise of the Warrant will be duly and validly issued in accordance with their terms, and, in the case of capital stock, will, when issued and delivered in accordance with their terms against payment therefor as provided in the Warrant, be fully paid and nonassessable, and the Company will pay all documentary and transfer taxes, if any, in respect of the original issuance thereof upon exercise of the Warrant.

        6. Registration of Securities Issuable on Exercise of Warrant
Certificate.

        (a) If, at any time prior to the expiration of the Registration Period, a Registration Statement is not effective with respect to all of the Registrable Securities and the Company decides to register any of its securities for its own account or for the account of others, then the Company will promptly give the Warrantholders written notice thereof and will use its best efforts to include in such registration all or any part of the Registrable Securities requested by such Warrantholders to be included therein (excluding any Registrable Securities previously included in a Registration Statement). This requirement does not apply to Company registrations on Form S-4 or S-8 or their equivalents relating to equity securities to be issued solely in connection with an acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans. Each Warrantholder must give its request for registration under this paragraph to the Company in writing within 15 days after receipt from the Company of notice of such pending registration. If the registration for which the Company gives notice is a public offering involving an underwriting, the Company will so advise the Investors as part of the above-described written notice. In that event, if the managing underwriter(s) of the public offering impose a limitation on the number of shares of Common Stock that may be included in the Registration Statement because, in such underwriter(s)' judgment, such limitation would be necessary to effect an orderly public distribution, then the Company will be obligated to include only such limited portion, if any, of the Registrable Securities with respect to which such Warrantholders have requested inclusion hereunder. Any exclusion of Registrable Securities will be made pro rata among all holders of the Company's securities seeking to include shares of Common Stock in proportion to the number of shares of Common Stock sought to be included by those holders. However, the Company will not exclude any Registrable Securities unless the Company has first excluded all outstanding securities the holders of which are not entitled by right to inclusion of securities in such Registration Statement or are not entitled pro rata inclusion with the Registrable Securities.

        (b) The Company will pay all of the Company's Expenses and each Warrantholder will pay its pro rata share of the Warrantholder's Expenses relating to the registration, offer, and sale of the Registrable Securities.

        (c) Except as specifically provided herein, the manner and conduct of the registration, including the contents of the registration, will be entirely in the control and at the discretion of the Company. The Company will file such post-effective amendments and supplements as may be necessary to maintain the currency of the registration statement during the period of its use. In addition, if the Warrantholder participating in the registration is advised by counsel that the registration statement, in their opinion, is deficient in any material respect, the Company will use its best efforts to cause the registration statement to be amended to eliminate the concerns raised.

        (d) The Company will furnish to the Warrantholder the number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as it may reasonably request in order to facilitate the disposition of the registered Registrable Securities owned by it.

        (e) At the request of the Warrantholders who hold a majority in interest of the Registrable Securities being sold pursuant to a Registration Statement hereunder, and on the date that Registrable Securities are delivered to a Participating Underwriter for sale in connection with the Registration Statement, the Company will furnish to the Warrantholders and the Participating Underwriter (i) a letter, dated such date, from the Company's independent certified public accountants, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Participating Underwriter; and (ii) an opinion, dated such date, from counsel representing the Company for purposes of the Registration Statement, in form and substance as is customarily given in an underwritten public offering, addressed to the Participating Underwriter and Warrantholders.

        7. Indemnification in Connection with Registration. In the event that any Registrable Securities are included in a Registration Statement hereunder:

        (a) To the extent permitted by law, the Company will indemnify and hold harmless each Warrantholder that holds such Registrable Securities, any Participating Underwriter, any directors or officers of such Warrantholder or such Participating Underwriter and any person who controls such Warrantholder or such Participating Underwriter within the meaning of the Securities Act or the Exchange Act (each, a "Warrantholder Indemnified Person") against any losses, claims, damages, expenses or liabilities (collectively, and together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened in respect thereof, "Claims") to which any of them become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims arise out of or are based upon any of the following statements, omissions or violations in a Registration Statement filed pursuant hereto, any post-effective amendment thereof or any prospectus included therein: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading,
(ii) any untrue statement or alleged untrue statement of a material fact contained in the prospectus (as it may be amended or supplemented) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any other law, including without limitation any state securities law or any rule or regulation thereunder (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth in subsection (c) below with respect to the number of legal counsel, the Company will reimburse each Warrantholder Indemnified Person, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 7 does not apply to a Claim by an Warrantholder Indemnified Person arising out of or based upon a Violation that occurs in reliance upon and in conformity with information furnished in writing to the Company by such Warrantholder Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; and does not apply to amounts paid in settlement of any Claim if such settlement is made without the prior written consent of the Company, which consent will not be unreasonably withheld. This indemnity obligation will remain in full force and effect regardless of any investigation made by or on behalf of the Warrantholder Indemnified Persons and will survive any transfer of the Registrable Securities by the Warrantholders made in accordance with this Warrant.

        (b) In connection with any Registration Statement in which a Warrantholder is participating, each such Warrantholder will indemnify and hold harmless, to the same extent and in the same manner set forth in subsection (a) above, the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder within the meaning of the Securities Act or the Exchange Act (each a "Company Indemnified Person") against any Claim to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Warrantholder expressly for use in connection with such Registration Statement. Subject to the restrictions set forth in subsection (c) below, such Warrantholder will promptly reimburse each Company Indemnified Person for any legal or other expenses (promptly as such expenses are incurred and due and payable) reasonably incurred by them in connection with investigating or defending any such Claim. However, the indemnity agreement contained in this Section 7 does not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Warrantholder, which consent will not be unreasonably withheld, and no Warrantholder will be liable under this Warrant (including this Section 7 and Section 8 below) for the amount of any Claim that exceeds the net proceeds actually received by such Warrantholder as a result of the sale of Registrable Securities pursuant to such Registration Statement. This indemnity will remain in full force and effect regardless of any investigation made by or on behalf of a Company Indemnified Party and will survive the transfer of the Registrable Securities by the Warrantholder made in accordance with this Warrant.

        (c) Promptly after receipt by an Warrantholder Indemnified Person or Company Indemnified Person (either, an "Indemnified Person") under this Section 7 of notice of the commencement of any action (including any governmental action), such Indemnified Person will, if a Claim in respect thereof is to be made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof. The indemnifying party may participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly given notice, assume control of the defense thereof with counsel mutually satisfactory to the indemnifying parties and the Indemnified Person. In that case, the indemnifying party will diligently pursue such defense. If, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person and the indemnifying party would be inappropriate due to actual or potential conflicts of interest between the Indemnified Person and any other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action including the Indemnified Person, and any such Indemnified Person reasonably determines that there may be legal defenses available to such Indemnified Person that are different from or in addition to those available to the indemnifying party, then the Indemnified Person is entitled to assume such defense and may retain its own counsel, with the fees and expenses to be paid by the indemnifying party. The Company will pay for only one separate legal counsel for the Warrantholder Indemnified Persons collectively, and such legal counsel will be selected by the Warrantholders holding a majority in interest of the Registrable Securities. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action does not relieve an indemnifying party of any liability to an Indemnified Person under this Section 7, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 7 will be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

        8. Contribution. To the extent that any indemnification provided for in
Section 7 above is prohibited or limited by law, the indemnifying party will make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 7 to the fullest extent permitted by law. However, (a) no contribution will be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 7, (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (c) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities will be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

        9. Restrictions on Transfer. This Warrant may be sold, transferred, assigned or hypothecated by Warrantholder, subject to applicable securities laws. The Warrant may be divided or combined, upon request to the Company by the Warrantholder, into a certificate or certificates evidencing the same aggregate number of Warrants.

        10. No Rights as a Stockholder. Except as otherwise provided herein, the Warrantholder will not, by virtue of ownership of the Warrant, be entitled to any rights of a stockholder of the Company but will, upon written request to the Company, be entitled to receive such quarterly or annual reports as the Company distributes to its shareholders.

        11. Notice. Any notices required or permitted to be given under the terms of this Warrant must be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and will be effective five days after being placed in the mail, if mailed by regular U.S. mail, or upon receipt, if delivered personally, by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications are:

        If to the Company:

        Fidelity National Information Solutions, Inc.
        4050 Calle Real
        Santa Barbara, California 93110-3413
        Attn:  President
        Fax:  (805) 696-7499

        If to a Warrantholder:

         Fidelity National Financial, Inc.
         4050 Calle Real
         Santa Barbara, California 93110
         Attention:  President
         Fax:  (805) 696-7812


Each party will provide written notice to the other parties of any change in its address.

        12. Applicable Law. This Warrant will be governed by and construed in accordance with the laws of the State of Delaware, without reference to conflict of laws principles thereunder.

                           [signature page to follow]

        Dated as of September 24, 2001

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.

/s/ Eric Swenson
-----------------------------------------
By:  Eric Swenson
Its:  President and Chief Operating Officer